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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 27, 2002

GOLD BANC CORPORATION, INC.
(Exact name of registrant as specified in its charter)

KANSAS	0-28936	48-1008593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
11301 Nall Avenue, Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (913) 451-8050

None
(Former name or former address, if changed since last report)

Item 5. Other Events.

February 27, 2002

Presentation to Sandler O'Neill & Partners, L.P.

        Leawood, KS.—Gold Banc Corporation (Nasdaq: GLDB) announced today that it would make a presentation at the West Coast Financial Services Conference sponsored by

        Sandler O'Neill & Partners, L.P. on February 27th-28th, 2002.

        Attached as Exhibit 99.2, to this report, is detailed information of the contents in Gold Banc's presentation.

        Additionally, Sandler O'Neill hosted a live Web-Cast of the presentation via their website at www.sandleroneill.com. An archived copy can be accessed for 30 days from the date of the original presentation.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD BANC CORPORATION, INC.
Dated: February 27, 2002	By:	/s/ RICK J. TREMBLAY Rick J. Tremblay Chief Financial Officer

Item 7. Exhibits

(c)	Exhibits
99.2.	Presentation to West Coast Financial Services Conference

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  Item 5. Other Events. February 27, 2002
  Item 7. Exhibits